UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 10, 2007
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05	Costs Associated with Exit or Disposal Activities	1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1

Item 9.01	Financial Statements and Exhibits	2

Exhibit 3.1

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Item 2.05 Costs Associated with Exit or Disposal Activities.
     On August 10, 2007, Tekelec (the “Company”) committed to a realignment plan in which the Company will combine its two current business units into one organizational structure as part of the Company’s continuing integration of its capabilities across its product portfolio. The realignment plan is designed to speed decision making and increase the Company’s focus on delivering integrated solutions. The Company expects to complete the organizational realignment by the end of the calendar year, and expects to incur charges in connection with the realignment as early as in the third quarter of 2007, including charges related to employee severance arrangements.
     Because management has not yet finalized the course of action for implementation of the organizational realignment, the Company cannot currently estimate (1) the costs that will be associated with each major type of cost associated with the realignment, (2) the total amount to be incurred in connection with the realignment, or (3) the charges associated with the realignment that will result in future cash expenditures by the Company. At such time as management finalizes the realignment plan, the Company will file an amendment to this Current Report on Form 8-K (this “Form 8-K”) to disclose the estimated costs and charges associated with the realignment.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Effective as of August 10, 2007, the Board of Directors (the “Board”) of Tekelec (the “Company”) elected Jerry Elliott as an additional member of the Board and appointed him to serve on the Audit Committee and Corporate Development Committee of the Board. In connection with the election of Mr. Elliott, the Board also approved an amendment to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), to increase the size of the Board from seven to eight directors. Additional information regarding the amendment to the Company’s Bylaws is provided in Item 5.03 of this Current Report on Form 8-K (the “Form 8-K”).
     Upon Mr. Elliott’s election to the Board, he was automatically granted under the Company’s Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”) a stock option to purchase 33,333 shares of Tekelec Common Stock at an exercise price of $11.78 per share (i.e., the closing sales price per share on the effective date of Mr. Elliott’s election to the Board). Mr. Elliott’s options will vest in eight quarterly installments, with the first of such installments vesting on September 30, 2007 and one additional installment vesting on the last day of each of the seven calendar quarters thereafter as long as Mr. Elliott continues to serve as a non-employee director of the Company. Mr. Elliott’s options will terminate four years after vesting as to each vested installment, subject to earlier termination or expiration in accordance with the terms of the Director Plan.
     On the date of Mr. Elliott’s election to the Board, the Company and Mr. Elliott also entered into the Company’s standard form of Indemnification Agreement for its directors and executive officers. The form of Indemnification Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on August 8, 2005.
     There were no arrangements or understandings between Mr. Elliott and any other persons pursuant to which he was selected as a director of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 10, 2007, the Board approved an amendment, effective immediately, to Section 3.2 of Article III of the Company’s Bylaws to increase the size of the Board from seven to eight directors.
     A copy of the Company’s Bylaws, including the amendment approved by the Board on August 10, 2007, is included as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

The following Exhibit 3.1 is filed as part of this Form 8-K:
3.1	Amended and Restated Bylaws of Tekelec, as amended
FORWARD-LOOKING STATEMENTS
     Certain statements made in this Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and its other filings with the Securities and Exchange Commission (the “Commission”), the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in the Company’s 2006 Form 10-K and its other filings with the Commission, include, among others, the risk that the Company will not realize all the benefits of its realignment and integration activities. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: August 16, 2007	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Tekelec, as amended

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